PLYMOUTH
Partners LLC
Project Atlantic
Presentation to Special Committee
July 7, 2009

PLYMOUTH
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DISCLAIMER
• This presentation has been prepared by Plymouth Partners LLC (“Plymouth”) to the Special
 Committee (the “Special Committee”) of the Board of Directors of Atlantic (the “Company”) for
 the sole use by the Special Committee, is for information only and may not be used or relied upon for any purpose other than as specifically contemplated by the written agreement between
 Plymouth and the Special Committee. These materials are not intended to be and do not constitute a recommendation to any person or entity as to whether to acquire or dispose of or take any other action in respect of any securities of the Company or any other person. In preparing these analyses,
 Plymouth has relied on publicly available information and other information provided to it by the
 Company and its representatives and has assumed, without independent verification, the accuracy and completeness of all such information. Plymouth does not assume any responsibility or liability therefor. No representation or warranty, express or implied, is made in relation to the accuracy or completeness of the information presented herein or its suitability for any particular purpose.
 Plymouth has not conducted any evaluation or appraisal of any assets or liabilities of the Company or any other entity or person referred to in this presentation. Plymouth does not have any obligation to update the information in this presentation. These materials have not been prepared with a view toward public disclosure under state or federal securities laws or otherwise, are intended for the benefit and use of the Special Committee, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent, except as required by law.

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Table of Contents
• Situation Update
• Review of Strategic Alternatives
• Summary of Financial Analysis
• Review of Animal Rights Issues
• Industry Background
• Review of Trading Multiples
• Financial Analysis
 – Summary of Results
 – Selected Companies Analysis
 – Selected Transaction Analysis
 – Discounted Cash Flow Analysis
 – Illustrative Leveraged Buyout Analysis
 – Premiums Paid in Selected Acquisitions
 – Illustrative Unaffected Stock Price
• Appendix

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Situation Update

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Process Review
• Since AB’s proposal to acquire Atlantic for $7.50 per share in cash on March 3, 2009, the
 Special Committee has continuously reviewed a wide range of strategic alternatives
• The Special Committee’s financial advisor contacted over 50 parties to inquire whether they were interested in pursuing a transaction with Atlantic
 – The nature of a transaction was not specified
 – 8 potential counterparties signed Confidentiality Agreements
• Four parties (including AB Team) submitted first round proposals to acquire Atlantic for cash, with prices ranging from $7.50 - $8.50 per share (see page 7)
 – No party indicated an interest in a strategic merger or “combination” transaction
• All four parties (including AB Team) invited to second round
• AB Team and an Industry Bidder submitted second-round proposals to acquire Atlantic for
 $7.50 per share in cash (see page 7)
 – Two private equity bidders withdrew due to animal rights (“AR”) and related financing issues

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Process Review (Cont’d)
• The Special Committee informed both parties that it was not inclined to pursue a sale of the
 Company at the $7.50 price per share indicated, but would be prepared to discuss such a sale at a higher price per share
• The AB Team indicated they would consider increasing their proposed price to $8.50 per share, subject to negotiation of a definitive merger agreement
• The Industry Bidder indicated it was not prepared to increase its proposed price
• On June 19, 2009, the Special Committee reviewed each bidder’s position and determined to:
 – Continue to pursue the AB proposal
 – Continue to encourage the Industry Bidder to increase its proposed price per share
 – Continue to review the alternative of remaining independent

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Process Review - Indications/Proposals Received
Company	Price	Consideration	Source of Financing
AB	$7.50 per share	Cash	• AB stock rollover, new equity investors, increase in existing company debt. Detailed breakdown not provided
Industry Bidder	At least $7.50 per share	Cash	• Available revolver and term facility of up to $150 million • Majority shareholder and PE firm (approx. 30% owner) willing to provide additional equity funds, if necessary
Private Equity Bidder A	$7.50 - $8.00 per share	Cash	• Equity capital from committed funds • “Conservative and prudent amount of debt capital”
Private Equity Bidder B	$7.50 - $8.50 per share	Cash	• Equity capital from committed funds • Third party debt financing
Company	Price	Consideration	Source of Financing
AB	Initial indication - $7.50 per share; subsequent increase to $8.50	Cash	• Debt financing of up to $70mm (primarily existing lenders) • Equity financing: …***… and AB stock rollover commitment
Industry Bidder	In excess of $7.50 per share	Cash	• Available revolver and term facility of up to $150 million • Majority shareholder and PE firm (approx. 30% owner) willing to provide additional equity funds, if necessary
***Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.
• First Round
• Second Round

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Process Review (Cont’d)
• Since the June 19 Special Committee meeting, the Special Committee and its advisors have
 – Negotiated significant terms of a merger agreement with the AB Team
 – Confirmed to the Industry Bidder that the Special Committee was prepared to engage in further discussions, as well as negotiate a merger agreement, if the Industry Bidder was willing to raise its indicated price. No reply was received
• On June 30, 2009, the Special Committee reviewed the financial terms of the AB Team proposal as well as the principal terms and conditions of the proposed merger agreement and determined to continue to negotiate with the AB Team, including attempting to obtain a higher price per share
• On July 6, 2009, the AB Team informed the Special Committee’s financial advisor that they were not prepared to increase the price per share offered

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Review of Strategic Alternatives

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Summary of Strategic Alternatives Considered by the Special
Committee
Alternative	Pros/Opportunities	Cons/Risks	Preliminary Conclusions
Remain Independent
- Status Quo	• Share price could increase above offer (over time) • Avoids deal risk	• Low liquidity • “Nano-cap” trap • No clear path to eliminate discount • Risk of de-listing • Potential debt default	• May be preferable if Sale of Company price is too low • Pursue in parallel with Sale of Company
- With Acquisitions	• Better geographic balance • Reinforce weaker areas • Add new skills	• Limited near-term impact • Difficulty in financing • Few attractive targets	• Remains an option for the future, if no sale
- With Significant Special Dividend/ Share Repurchase	• Potentially accretive to EPS • Return cash to all shareholders, but retain ongoing interest	• Reduced trading/liquidity • Increased leverage • Limited financing sources available to Atlantic	• Remains an option for the future, if no sale
Strategic Merger	• Better geographic balance • Economies of scale • More attractive for major customer relationships	• Limited, if any, suitable, willing partners • Unfavorable multiple for Atlantic vs. partner	• No parties interested at this time • Remains an option for the future, if no sale
Sale of Company	• Premium over “unaffected” share price	• Execution risks • Challenging economic and market conditions	• Pursue in parallel with Remain Independent

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Review of Strategic Alternatives - Remain Independent
Earlier Observations
• Atlantic growth/margins comparable to peers
• Peer/industry currently trading at multiples
 40-50% below 2004-08 averages
• Atlantic historically traded at 40-50%
 discount to peer multiples, except 2008
• “Nano-cap” trap
 – Low liquidity
 – Only one analyst covers
 – AR activist risk factors (financing,
 suppliers, etc.) not suitable for core
 investors
 – High costs (Sarb-Ox, audit, D&O ins.,
 etc.)
Results of Review
• Atlantic’s recent performance is somewhat
 weaker than Primary Peers
• Discount to peer multiples increased today
 – 2008 appears to be an exception (see
 pages 26, 27)
• Atlantic’s future EPS attractive but 50%
 discount to peers’s PE multiple limits upside
 for share price
• No actionable path visible to change discount
 or escape “nano-cap” trap
• Risks of delisting, debt covenants default

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Review of Strategic Alternatives - Sale of Company
Earlier Observations
• Execution remains difficult
• Challenging times
 – Market turmoil at historic levels
 – CRO industry visibility limited
 – Many buyers/investors on the sidelines
 • Too many unknowns
 – Industry pressure increasing on smaller
 CROs
• Current AB offer at a premium to
 “unaffected” trading value
• Execution risks
 – Financing, disclosure
Results of Review
• Contacted large group of potential buyers
 – Strategic, private equity, venture capital
 – US, UK, Europe and Asia
• Large Companies not interested
 – Pre-Clinical, Clinical, Diagnostic Lab
 and diversified companies
• Mid-size CRO companies
 – One company submitted conditional
 proposal in second round
• Private Equity/Venture Capital firms
 interested in first round, but dropped out
 – AR issues for top management/investors
 – Financing challenge (related to AR)
• Current AB offer 13% above initial offer

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Summary of Financial Analysis

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Financial Analysis Methodology - Discounted Multiples
• A significant element of the analysis is performed by comparing Atlantic to its Primary Peers
 (CRL and CVD) and, to a lesser extent, to its Secondary Peers (ICLR , KNDL, PPDI, PRXL)
• Principally due to AR activist issues and related factors (see pages 18-20), Atlantic has historically traded at a 35-45% discount to the average EV/EBITDA multiple and a 45-55%
 discount to the average P/E multiple, in each case, of its Primary Peers
 – Discounts were lower briefly in 2008, but today are larger than historical average
• Atlantic’s underlying fundamental business performance has been comparable to that of
 Primary Peers for the last five years (2004-2008)
 – Recent performance (since Q4 2008) has been significantly worse than Primary Peers
• Atlantic’s reported earnings have been volatile and distorted by foreign exchange (FX) issues, one-time events and financing costs triggered in large part by AR-related concerns
• Atlantic’s exposure to AR issues is unique
 – No other public company in CRO industry affected to the same extent
• For purposes of a financial analysis, EV/EBITDA and P/E multiples observed for
 “normal” peer companies (i.e., those not subject to similar levels of AR activism as
 Atlantic) have been discounted 35-45% and 45-55%, respectively, when such multiples are applied to Atlantic EBITDA and earnings estimates

AB Revised Offer - $8.50
Premium to Initial Offer - 13%
Premium to Closing Price (7/6/09) - 19%
Premium to 1-Day before
Initial Offer Announcement (3/4/09) - 77%
Closing Price (7/6/09) - $7.15
Price per Share
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$7.00
$5.20
$7.90
$6.40
$10.70
$7.20
$11.20
$8.00
$9.00
$7.20
Selected Companies - 2009E EBITDA Multiples (a)
Selected Companies - 2009E P/E Multiples (a)
Selected Transactions (b)
DCF (c)
LBO (d)

CONFIDENTIAL

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Implied Atlantic Equity Reference Ranges (Per Share)
(a) See page 34.
(b) See page 38.
(c) See page 42.
(d) See page 44.

USD in Millions, except per share data

Purchase Share Price	**$7.50**	**$8.50**	**$9.50**
Equity Value[(a)]	$108	$123	$137
Plus: Debt and Capitalized Leases (as of 3/31/09)	78	78	78
Plus: Pension Obligation (as of 3/31/09)	34	34	34
Less: Cash/Cash Equivalents (as of 3/31/09)	38	38	38
Enterprise Value[(b)]	$182	$196	$211
LTM EBITDA	$42	$42	$42
2009E EBITDA	$31	$31	$31
EV / LTM EBITDA	4.3x	4.6x	5.0x
EV / 2009E EBITDA	5.8x	6.3x	6.8x
LTM EPS	$1.42	$1.42	$1.42
2009E EPS	$0.90	$0.90	$0.90
P / LTM EPS	5.3x	6.0x	6.7x
P / 2009E EPS	8.3x	9.5x	10.6x

CONFIDENTIAL

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Multiples at Various Prices per Share
Source: Atlantic management. Debt figures exclude warrant offset/closing fee costs and warrant amortization. LTM figures as of 3/31/09
(a) Based on fully diluted shares of 14.5mm.
(b) Excludes transaction expenses.
Note: Transaction expenses of $15 million would add 0.5x to EBITDA multiples

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Review of Animal Rights Issues

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Atlantic Financial Analyses Reflect Unique History of Company
• Atlantic has been a target of animal rights activism since December 1999
 – As a result, the company operates in a business and financial environment that is unique
 – AR activists have specifically singled out Atlantic
 • No other public company in the CRO industry affected to the same extent
• AR activists not only targeted the Company and its employees, but also customers, suppliers, investors and financial firms directly or indirectly associated with Atlantic
 – AR activists specifically identified and targeted the financial community in an effort to put
 Atlantic out of business by limiting access to credit and/or to trading markets
• Physical violence, harassment, vandalism, bomb and death threats, protests and demonstrations at homes and offices of targeted companies or their employees, directors and shareholders, continue to the present day
 – Identification with Atlantic and risk of consequent attacks from AR activists remain a major concern - even for parties remotely associated with Atlantic
• The result has been that Atlantic has historically traded at approximately 40-50% discount to its primary peers’ EBITDA and P/E multiples, respectively, despite reasonably comparable fundamental performance
 – Exacerbated by technical trading factors (low liquidity, limited research coverage, etc.)

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Examples of AR Activist Impact
.......***…..
***Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

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Additional Risk Factors
• Ongoing AR issues, challenging financial markets, foreign exchange volatility and pharma industry turmoil raise additional risks for Atlantic:
 – The Company would not have met certain loan covenants as of June 30, 2009 (FX a large factor)
 • Required loan amendment and potential significant fee
 – Atlantic has limited alternatives if it has to re-finance its existing debt
 – Company’s concerns about a possible delisting from NYSE/Arca have increased
 • …***…
 – …***…
 • In 2008-2009, AR activists redoubled attacks on NYSE, its directors and shareholders
 • Atlantic no longer meets minimum market capitalization of $150 million required for initial Arca listing nor ongoing minimum shareholders equity of $15 million required for Arca continuing listing
 (Standard I)
 – NYSE has broad discretion to deny ongoing listing
 – Low liquidity and limited investor interest increase risk of delisting
 ***Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

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Industry Background

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Review of CRO Industry Conditions
• Pharma R&D expected to decline in 2009 vs. 2008 (first time in recent history)
 – Postponements and cancellations due to
 • Large pharma (top 20)
 – M&A - Pfizer/Wyeth, Merck/Schering-Plough, Roche/Genentech
 – Innovation gap - spending up 10x in 25 years, but number of new drugs approved each year has remained the same
 – Patent cliff - 30% of revenues going off-patent by 2012
 » Reprioritization of pipeline
 » Emphasis on late-stage projects
 • All other
 – Access to funding, cost control - especially for small biotech
• CRO retrenching and consolidation
 – Excess capacity in pre-clinical
 • Margins down across the industry due to fixed costs
 – MDS, WIL, PharmaNet, Patheon, sold or for sale in 2009
Source: Company management, Wall Street research and industry newsletters.

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Review of Selected Performance Factors
• Atlantic revenue has grown at rates comparable to its primary competitors since 2003:
 – CAGR of 13% vs.17% for CRL(a) and 13% for CVD
• Atlantic EBITDA margins appear comparable to those of primary competitors
 – FY 2008 EBITDA margin 19% for Atlantic vs. 20% for CRL Preclinical Services and 24% for
 CVD Early Stage segment(b)
• CRL and CVD currently trading at an average of 8.7x LTM EBITDA, approximately 67% of their
 5-year average of 12.8x for 2004-2008
• CRL and CVD currently trading at an average of 15.9x LTM EPS, approximately 66% of their
 5-year average of 24.0x for 2004-2008
• Except for a brief period in 2008, Atlantic has traded at approximately a 45-55% lower P/E multiple and a 35-45% lower EBITDA multiple than the average of CRL and CVD for the last five years
Source: Public filings and Wall Street estimates for CRL and CVD, management projections for Atlantic
(a) Includes Inveresk acquisition, which increased CRL 2005 revenue more than 30% over 2004 on a pro forma basis.
(b) CRL and CVD EBITDA margins after allocating corporate costs based on revenue.

(USD in Millions)

	Revenue			EBITDA		
	2008A	**2009E**	**% Change**	**2008A**	**2009E**	**% Change**
Atlantic	$242.4	$191.8	(21%)	$46.6	$31.1	(33%)
Primary Peers						
CRL	1,343	1,272	(5%)	376	307	(18%)
CVD	1,728	1,808	5%	335	315	(6%)
Secondary Peers						
ICON	865	905	5%	127	136	7%
KNDL	475	432	(9%)	72	51	(30%)
PPDI	1,449	1,412	(3%)	343	312	(9%)
PRXL	1,056	1,108	5%	139	162	17%

CONFIDENTIAL

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Recent Relative Performance Indicators
• Atlantic 2009 EBITDA is expected to be down 33% from 2008 vs. down 18% for CRL and
 6% for CVD
 – Assumes 2009 average exchange rate of 1.57 $/£ for Atlantic
 – FX impact approximately 2x for Atlantic vs. CRL, CVD (77% of revenues outside US vs.
 48% for CRL and 40% for CVD in 2008)
Source: For 2008, public filings. For 2009, management projections for Atlantic, Wall Street estimates from Thomson for other companies

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Review of Trading Multiples

– EV (trading volume-weighted average price per share over the prior three months multiplied by diluted weighted average shares outstanding plus net debt), divided by twelve month trailing EBITDA

	Historical 2004 - 2008				
		Peer Group		Atlantic vs. Peers	
	Atlantic	Primary	Secondary	Primary	Secondary
TTM EBITDA	8.8x	12.8x	11.9x	(32%)	(26%)
	Historical 1Q2009				
TTM EBITDA	4.0x	6.3x	6.6x	(37%)	(40%)
	Current 07/06/09				
LTM EBITDA	4.1x	7.8x	6.4x	(47%)	(36%)
2009E EBITDA	5.6x	8.7x	6.7x	(36%)	(17%)

EV / TTM EBITDA

16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
3/04 6/04 9/04 12/04 3/05 6/05 9/05 12/05 3/06 6/06 9/06 12/06 3/07 6/07 9/07 12/07 3/08 6/08 9/08 12/08 3/09
Atlantic
Primary Average
Secondary Average

Source: Company filings, Bloomberg, Atlantic management projections

CONFIDENTIAL

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Atlantic vs. Peers - EBITDA Trading Multiples
• Historical EV / TTM EBITDA comparison:
Note: Figures relating to Atlantic include pension liabilities (approx. 1 x EBITDA for Atlantic recently)

Historical 2004 - 2008				
		Peer Group		Atlantic vs. Peers	
	Atlantic	Primary	Secondary	Primary	Secondary
TTM EPS	14.7x	24.0x	24.4x	(39%)	(40%)
	Historical 1Q2009				
TTM EPS	5.0x	11.4x	10.2x	(56%)	(51%)
	Current 07/06/09				
LTM EPS	5.0x	14.0x	11.9x	(64%)	(58%)
2009E EPS	8.0x	15.9x	12.8x	(50%)	(38%)

P / E Multiples

35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
3/04 6/04 9/04 12/04 3/05 6/05 9/05 12/05 3/06 6/06 9/06 12/06 3/07 6/07 9/07 12/07 3/08 6/08 9/08 12/08 3/09
Atlantic
Primary Peer Group
Secondary Peer Group

CONFIDENTIAL

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Atlantic vs. Peers - P/E Trading Multiples
• Historical P/E comparison
 – Trading volume-weighted average price
 per share for prior three months divided
 by twelve month trailing diluted earnings
 per share
Source: Company filings, Bloomberg, Atlantic management projections
Low Atlantic EPS due to increased
interest expense

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Financial Analysis

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Financial Analysis - Summary of Results

AB Revised Offer - $8.50
Premium to Initial Offer - 13%
Premium to Closing Price (7/6/09) - 19%
Premium to 1-Day before
Initial Offer Announcement (3/4/09) - 77%
Closing Price (7/6/09) - $7.15
Price per Share
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$7.00
$5.20
$7.90
$6.40
$10.70
$7.20
$11.20
$8.00
$9.00
$7.20
Selected Companies - 2009E EBITDA Multiples(a)
Selected Companies - 2009E P/E Multiples (a)
Selected Transactions (b)
DCF (c)
LBO (d)

CONFIDENTIAL

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Implied Atlantic Equity Reference Ranges (Per Share)
(a) See page 34.
(b) See page 38.
(c) See page 42.
(d) See page 44.

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Selected Companies Analysis

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Selected Companies Analysis Methodology
• Reviewed average EBITDA and P/E multiples for Primary Peers (CRL and CVD)
 – Also reviewed EBITDA and P/E multiples of Secondary Peers (ICON, KNDL, PPDI and
 PRXL), as a secondary reference
• Applied a discount of 35-45% to EBITDA multiples of selected companies, and 45-55% to P/E multiples of selected companies, to calculate implied per share equity reference ranges for Atlantic
 – Discounts based on perceived impact of AR activists and related factors and consistent with historical trading

(US$ in millions, except per share amounts)

Company	Stock Price 07/06/09	52-Week High / Low	Equity Market Value	Enterp. Value	Enterprise Value/ EBITDA LTM	CY2009E	CY2010E	Equity Market Value/ Net Income to Common LTM	CY2009E	CY2010E
Atlantic excl. Pension Liab. [a]	**$7.15**	**$39.30 / $4.12**	**$103**	**$140**	**3.3x**	**4.5x**	**3.8x**	**5.0x**	**8.0x**	**5.8x**
Atlantic incl. Pension Liab. [a]	$7.15	$39.30 / $4.12	$103	**$173**	**4.1x**	**5.6x**	**4.7x**	5.0x	8.0x	5.8x
Primary Peer Group										
Charles River Laboratories	$32.06	$69.19 / $19.92	2,144	2,428	6.6x	7.9x	7.0x	11.7x	13.3x	11.6x
Covance	$48.07	$99.08 / $31.43	$3,068	$2,958	8.9x	9.4x	8.0x	16.4x	18.5x	15.6x
Mean					7.8x	8.7x	7.5x	14.0x	15.9x	13.6x
High					8.9x	9.4x	8.0x	16.4x	18.5x	15.6x
Low					6.6x	7.9x	7.0x	11.7x	13.3x	11.6x
Secondary Peer Group										
ICON PLC	$21.11	$44.78 / $12.17	1,251	1,255	9.4x	9.2x	8.1x	15.5x	15.3x	13.4x
Kendle Int'l	$11.01	$52.00 / $8.28	164	282	4.2x	5.6x	4.7x	5.7x	7.4x	7.0x
PPD Group	$21.61	$45.72 / $17.97	2,556	1,912	5.6x	6.1x	5.6x	13.2x	15.5x	14.0x
Parexel	$13.04	$36.16 / $6.11	756	947	6.4x	5.9x	5.1x	13.2x	12.9x	10.9x
Mean					6.4x	6.7x	5.9x	11.9x	12.8x	11.3x
Median					6.0x	6.0x	5.4x	13.2x	14.1x	12.1x
High					9.4x	9.2x	8.1x	15.5x	15.5x	14.0x
Low					4.2x	5.6x	4.7x	5.7x	7.4x	7.0x

CONFIDENTIAL

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Selected Companies Analysis
Source: Company filings, Wall Street estimates. LTM figures as of 3/31/2009
(a) Source of estimates for Atlantic - management projections. Pension liabilities of $33.6mm as of March 31 2009. Debt as reported -
includes warrants offset/closing fee costs and warrant amortization.

(USD in Millions, except per share data)

	2009E EBITDA			2010E EBITDA		
Atlantic EBITDA	$31.1			$37.0		
Primary Peers' Average EBITDA Multiple[a]	8.7x			7.5x		
Assumed Atlantic Trading Discount	**(45%)**	**(40.0%)**	**(35%)**	**(45%)**	**(40.0%)**	**(35%)**
Implied Atlantic EBITDA Multiple	4.8x	5.2x	5.6x	4.1x	4.5x	4.9x
Implied Atlantic Enterprise Value	$148	$161	$175	$153	$167	$181
Less: Net Debt incl. Capital Leases & Pens.Liab.[b]	(73)	(73)	(73)	(73)	(73)	(73)
Implied Equity Value	$75	$88	$102	$80	$94	$108
Diluted Shares Outstanding	14	14	14	14	14	14
Atlantic Implied Per Share Range	**$5.16**	**$6.09**	**$7.02**	**$5.53**	**$6.49**	**$7.46**

At Discount to Primary Peers' P/E Multiple

	2009E EPS			2010E EPS		
Atlantic Diluted EPS	$0.90			$1.24		
Primary Peers' Average P/E Multiple[a]	15.9x			13.6x		
Assumed Atlantic Trading Discount	**(55%)**	**(50%)**	**(45%)**	**(55%)**	**(50%)**	**(45%)**
Implied Atlantic P/E Multiple	7.2x	7.9x	8.7x	6.1x	6.8x	7.5x
Atlantic Implied Per Share Range	**$6.43**	**$7.15**	**$7.86**	**$7.55**	**$8.39**	**$9.23**

CONFIDENTIAL

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Atlantic Implied Trading Multiples - Based on Discount to Primary
Peers’ Multiples
Source of estimates: Atlantic management projections
(a) Average estimated CRL and CVD multiples. See previous page.
(b) Net debt as of 3/31/09, excludes warrant offset/closing fee costs and warrant amortization.
At Discount to Primary Peers’ EBITDA Multiple

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Selected Transactions Analysis

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Selected Transactions Analysis Methodology
• Reviewed the implied multiples of LTM EBITDA paid in selected recent transactions in the CRO industry
 – Also reviewed multiples of revenues and net income for LRM as well as other periods, where available
• Most selected transactions occurred when CRO industry stock market trading multiples were significantly higher than today (in some cases, double)
• In at least four cases, acquirors subsequently wrote off a significant portion of the goodwill established in the original acquisition, indicating the expected cash flows from the business no longer justified the original acquisition price. For those four cases we recalculated the EBITDA multiple by dividing the estimated current carrying value (original acquisition value minus write-off) by the LTM EBITDA at the time of the acquisition
• Analyzed transaction multiples as reported, but also adjusted the resulting multiples by the change in the average
 EBITDA trading multiple for the Primary Peers (CRL and CVD) from the relevant transaction announcement date to the present day, to reflect the substantial changes in industry and market conditions
• EBITDA multiples (reported or adjusted) for the selected transactions discounted 40% when such multiples were applied to Atlantic LTM EBITDA statistics, to take into account the impact of AR activist issues and related factors

Announced Date	Completion Date	Target	Acquiror	Enterprise Value	LTM EBITDA Multiples: As Reported	LTM EBITDA Multiples: Exclude Write-Offs	Indexed[(a)]: As Reported	Indexed[(a)]: Exclude Write-Offs
1	2/3/09	3/31/09	PharmaNet Development Group	JLL Partners	$186	7.9x	7.9x	9.3x	9.3x
2	6/13/08	8/14/08	ClinPhone	Parexel Corporation	192	17.2x	17.2x	9.4x	9.4x
3	3/15/08	6/9/08	Premier Research	ECI Ventures	178	10.9x	10.9x	6.1x	6.1x
4	**1/2/08**	**1/31/08**	**AppTec Laboratory Services**	**WuXi Pharma Tech**	**164**	**17.6x**	**5.8x**	**8.7x**	**6.5x**
5	7/25/07	12/13/07	PRA International	Genstar Capital	755	16.2x	16.2x	9.7x	9.7x
6	**7/18/07**	**7/18/07**	**WIL Research Laboratories**	**American Capital**	**500**	**10.0x**	**10.0x**	**5.9x**	**5.9x**
7	**2/13/07**	**4/12/07**	**BioReliance Corporation**	**Avista Capital Partners**	**210**	**21.2x**	**21.2x**	**13.0x**	**13.0x**
8	6/19/06	7/21/06	Pharma Bio-Research B.V.	PRA International	107	20.7x	20.7x	13.0x	13.0x
9	5/9/06	8/31/06	Charles River Ph. II-IV Clinical	Kendle International	230	24.0x	24.0x	14.0x	14.0x
10	7/19/05	9/30/05	Quintiles Pharmaceutical Services	Aptuit	125	5.9x	5.9x	3.2x	3.2x
11	11/3/04	12/22/04	PharmaNet	SFBC International	245	12.6x	N/M	6.9x	N/M
12	**9/30/04**	**9/30/04**	**WIL Research Laboratories**	**Behrman Capital**	**105**	**9.7x**	**9.7x**	**6.0x**	**6.0x**
13	**7/1/04**	**10/20/04**	**Inveresk Research Group**	**Charles River Laboratories**	**1,485**	**22.9x**	**8.4x**	**14.2x**	**9.5x**
14	**12/24/03**	**2/4/04**	**BioReliance Corporation**	**Invitrogen**	**498**	**23.3x**	**10.6x**	**18.4x**	**6.5x**
15	4/10/03	9/25/03	Quintiles Transnational	Pharma Services Holding	1,069	6.2x	6.2x	5.5x	5.5x
			All Transactions						
			Mean			15.1x	12.5x	9.6x	8.4x
			Median			16.2x	10.3x	9.3x	7.9x
			High			24.0x	24.0x	18.4x	14.0x
			Low			5.9x	5.8x	3.2x	3.2x
			Pre-Clinical Transactions						
			Mean			17.4x	11.0x	11.0x	7.9x
			Median			19.4x	9.9x	10.8x	6.5x
			High			23.3x	21.2x	18.4x	13.0x
			Low			9.7x	5.8x	5.9x	5.9x

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Selected Transactions
Source: Public filings, Bloomberg
(a) Adjustment based on the change in the average LTM EBITDA Multiple for CRL and CVD between the announced date of such transaction and the present date.
Pre-Clinical transactions are in bold.

(USD in Millions, except per share data)

Pre-clinical Transactions Mean LTM EBITDA Multiple[a]	**7.0x**	**8.0x**	**9.0x**
Assumed Atlantic Discount	40%	40%	40%
Implied Atlantic EBITDA Multiple	4.2x	4.8x	5.4x
Atlantic LTM EBITDA (as of 3/31/09)	$42	$42	$42
Implied Atlantic Transaction Value	$178	$203	$228
Less: Net Debt as of 3/31/09[b]	73	73	73
Equity Value	$104	$130	$155
Diluted Shares Outstanding	14.5	14.5	14.5
Implied Per Share Range	**$7.18**	**$8.93**	**$10.68**
Atlantic 2009E EBITDA[c]	$31	$31	$31
Implied 2009E EBITDA Multiple	**5.7x**	**6.5x**	**7.3x**

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Illustrative Atlantic Transaction EBITDA Multiple Range - Based
on Discount to Selected Transaction EBITDA Multiples
(a) See previous page.
(b) Excludes warrant offset/closing fee costs and warrant amortization.
(c) Source: Atlantic management projections.

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Discounted Cash Flow Analysis

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Discounted Cash Flow Analysis Methodology
• For discounted cash flow (“DCF”) calculations, used industry weighted average cost of capital
 (“WACC”) range and then applied 50% discount to resulting implied per share equity reference ranges
 – Primary and Secondary Peer Group mean beta 0.85
 – 7.5% market risk premium, 3.8% risk-free rate
 – 45% debt to market capitalization, 8% cost of debt, 0% tax rate
• Did not use Atlantic WACC
 • Theoretical WACC calculation for Atlantic suggests approximately 13%
 • Empirical observation, based on current AB offer and current trading levels, implies
 Atlantic WACC closer to 21% (see page 59)
Source for Beta, risk premium and risk-free rate: Bloomberg

(US$ in Millions)

Fiscal Year End 12/31	Q4 2009E	2010E	2011E	2012E
EBITDA	$8	$37	$45	$53
Less: Depreciation and Amortization	2	9	10	11
EBIT	6	28	35	42
Less: Taxes at 0%	0	0	0	0
Net Operating Profit After Taxes	6	28	35	42
Plus: Depreciation and Amortization	2	9	10	11
Less: Additions to W/C	1	(1)	(1)	(2)
Less: Capital Expenditures	(4)	(17)	(17)	(17)
Unlevered Free Cash Flows	$6	$19	$27	$34

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Discounted Cash Flow Analysis Assumptions
• DCF analysis based on Atlantic management projections
• “Normal company” assumptions, followed by assumed Atlantic discount:
 – Transaction date - September 30, 2009
 – CY2012 exit multiples of 6.7x-8.7x 2012E EBITDA (based on Primary Peers’ multiples)(a)
 – WACC of 10.5%-12.5% (Industry estimate)(b)
 – Sensitivity Analysis on a broader range of multiples and discount rates
 – Assumed discount of 50% applied to resulting DCF-based “normal company” stock prices
• The following table summarizes the Atlantic management projections used for DCF analysis:
 – Excludes pension shortfall payments (as per management projections cash flow statement)
(a) See page 33.
(b) Source for Beta, risk premium and risk-free rate: Bloomberg. Primary and Secondary Peer Group mean beta 0.85, 7.5% market risk premium, 3.8% risk-free rate, 45% debt to market capitalization, 8% cost of debt, 0% tax rate.

(US$ in Millions, except per share data)

EBITDA Exit Multiple	6.7x			7.7x			8.7x		
Discount Rate	**10.5%**	**11.5%**	**12.5%**	**10.5%**	**11.5%**	**12.5%**	**10.5%**	**11.5%**	**12.5%**
Implied Present Value of Unlevered Free Cash Flows	$68	$67	$66	$68	$67	$66	$68	$67	$66
Implied Present Value of Terminal Value	255	247	240	293	284	276	331	321	312
Implied Enterprise Value	**$323**	**$314**	**$306**	**$361**	**$351**	**$342**	**$399**	**$388**	**$378**
Less: Net Debt incl. Cap.Leases&Pens.Liab. (as of 9/30/09)[a]	(75)	(75)	(75)	(75)	(75)	(75)	(75)	(75)	(75)
Implied Market Value of Equity as of 9/30/09	**$248**	**$239**	**$231**	**$286**	**$276**	**$267**	**$324**	**$313**	**$303**
Diluted Shares Outstanding as of 9/30/09	14	14	14	14	14	14	14	14	14
DCF Implied Value in USD per Share	$17.16	$16.56	$15.97	$19.79	$19.11	$18.46	$22.43	$21.67	$20.94
Assumed Atlantic Trading Discount	50%	50%	50%	50%	50%	50%	50%	50%	50%
Implied Atlantic Discounted Value per Share	$8.58	$8.28	$7.99	$9.90	$9.56	$9.23	$11.21	$10.83	$10.47
Enterprise Value / 2009E EBITDA	10.4x	10.1x	9.8x	11.6x	11.3x	11.0x	12.8x	12.5x	12.1x
Enterprise Value / 2010E EBITDA	8.7x	8.5x	8.3x	9.8x	9.5x	9.2x	10.8x	10.5x	10.2x
Implied Perpetuity Growth Rate	0.9%	1.8%	2.7%	2.0%	2.9%	3.9%	2.9%	3.9%	4.8%
Terminal Value as % of Enterprise Value	78.8%	78.7%	78.5%	81.1%	80.9%	80.8%	82.9%	82.7%	82.6%

(USD per Share)

EBITDA Exit Multiple

Discount Rate	5.7x	6.7x	7.7x	8.7x	9.7x
9.5%	$7.54	$8.90	$10.25	$11.61	$12.96
10.5%	7.27	8.58	9.90	11.21	12.53
11.5%	7.00	8.28	9.56	10.83	12.11
12.5%	6.75	7.99	9.23	10.47	11.71
13.5%	6.50	7.71	8.91	10.12	11.32

Perpetuity Growth Rates

Discount Rate	2.0%	2.5%	3.0%	3.5%	4.0%
9.5%	$11.61	$12.51	$13.56	$14.78	$16.21
10.5%	9.87	10.56	11.33	12.22	13.24
11.5%	8.50	9.03	9.63	10.30	11.06
12.5%	7.39	7.82	8.29	8.81	9.39
13.5%	6.48	6.82	7.20	7.62	8.08

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Summary DCF Analysis - At Industry Theoretical WACC and Exit
Multiple and Assumed Atlantic Trading Discount
Note: Ignores effect of incremental option exercises
(a) Excludes warrant offset/closing fee costs and warrant amortization.
Summary DCF Analysis
Share Price Sensitivity Analysis

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Illustrative Leveraged Buyout Analysis

(US$ in Millions, except per share data)

Sources & Uses	Amount	Capitaliz.	Rate
Senior Debt	$70	36%	17%
Common Equity - Fin. Sponsors	92	48%	
AB Rollover	20	10%	
Excess Balance Sheet Cash	11	6%	
Total Sources:	$193	100%	
Atlantic Equity Purchase	$123		
Refinance Existing Debt	55		
Transaction Expenses	15		
Total Uses:	$193		

Purchase Price Calculation	
Stock Purchase Price	$8.50
Shares Outstanding (in millions)	14.5
Equity Purchase Price	$123
Plus: Existing Debt	55
Plus: Pension Liabilities	33
Plus: Capital Leases	22
Less: Cash	(36)
Plus: Transaction Expenses	15
Enterprise Purchase Price	$212

Summary Financial Ratios	PF 2009	2010P	2011P	2012P
EBITDA	$31	$37	$45	$53
EBITDA/Cash Interest	4.2x	3.2x	4.5x	7.6x
Net Debt/EBITDA (a)	3.2x	2.5x	1.7x	0.9x
Equity/Total Capitaliz.	40.9%	45.2%	53.1%	65.0%

Summary Returns to Equity Holders (b)	
EBITDA Exit Multiple:	**3 Year**
5.3x	23.6%
5.8x	27.8%
6.3x	31.7%

Multiple Analysis		PF 2009	2010	2011
Transaction Value				
$212	TV/Sales	1.10x	0.99x	0.91x
	TV/EBITDA	6.8x	5.7x	4.7x
	TV/EBIT	9.4x	7.7x	6.1x

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Illustrative Atlantic Leveraged Buyout Analysis
• Atlantic LBO significant assumptions:
– Management projections – Equity purchase price of $8.50 per share – Pension liabilities rolled over – Debt of $70mm (2.3x 2009E EBITDA) borrowed at 17%	– No taxes – Transaction closes at 12/31/09 – Minimum cash balance of $25mm
(a) Includes pension liabilities and capital leases.
(b) Includes impact of penny warrants issued to lenders (5% of total equity) and assumes 10% dilution from management incentives.

(US$ in millions)

Hypothetical Exit Date			**12/31/2012**		
Exit Multiple of Estimated LTM EBITDA			**5.3x**	**5.8x**	**6.3x**
Exit Year Est. EBITDA			53	53	53
Exit Year Est. Enterprise Value			$279	$305	$332
Less: Est. Net Cash (Debt)			(5)	(5)	(5)
Less: Est. Capital Leases			(22)	(22)	(22)
Less: Est. Pension Liabilities			(22)	(22)	(22)
Est. Common Equity Value			$230	$256	$282
Total Equity Contribution			112	112	112
Est. Equity Profits			**$117**	**$144**	**$170**
	% Own.	**Initial Inv.**			
Financial Sponsor Ownership [(a)]	85%	$112	$212	$234	$257
Implied IRR to Financial Sponsor			23.6%	27.8%	31.7%

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Illustrative Atlantic Leveraged Buyout Analysis
Source of estimates: Management projections
(a) Includes AB rollover. Assumes penny warrants equal to 5% of total equity issued to lenders and 10% dilution from management incentives.

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Premiums Paid in Selected Acquisitions

US Public Transactions Announced [a] Deal Size (in $ millions)	Average Premium [b] to Prior Share Price	2004	2005	2006	2007	2008	YTD	Total Period
a) 500 - 1,000	1 Day	21%	25%	26%	23%	24%	38%	25%
	1 Week	24%	26%	29%	24%	27%	38%	26%
	4 Weeks	25%	29%	28%	25%	41%	51%	30%
	# of Transactions	36	35	43	63	24	12	213
b) 250 < 500	1 Day	26%	26%	23%	25%	27%	32%	25%
	1 Week	28%	26%	23%	26%	28%	31%	26%
	4 Weeks	36%	31%	26%	27%	29%	33%	29%
	# of Transactions	31	39	63	46	35	7	221
c) 100 < 250	1 Day	25%	29%	28%	34%	25%	19%	28%
	1 Week	26%	28%	30%	34%	23%	25%	28%
	4 Weeks	27%	30%	32%	35%	26%	22%	30%
	# of Transactions	48	52	54	44	42	8	248
d) 50 < 100	1 Day	30%	28%	35%	42%	39%	21%	34%
	1 Week	34%	30%	38%	43%	38%	17%	35%
	4 Weeks	39%	36%	39%	45%	37%	17%	37%
	# of Transactions	35	27	38	38	49	19	206
	Average - 1 Day	**25%**	**27%**	**27%**	**30%**	**30%**	**27%**	**28%**
	Average - 1 Week	**28%**	**27%**	**29%**	**30%**	**30%**	**26%**	**29%**
	Average - 4 Weeks	**31%**	**31%**	**31%**	**32%**	**33%**	**29%**	**31%**
	# of Transactions	**150**	**153**	**198**	**191**	**150**	**46**	**888**

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Premiums Paid In Selected Acquisitions - 2004-YTD
(a) Excludes minority stake purchases, recapitalizations, self-tender offers, exchange offers and repurchases transactions.
(b) Excludes transactions with share price 1-week prior to announcement below $1.00 per share.

US Public Transactions Announced [a] Deal Size (in $ millions)	Average Premium [b] to Prior Share Price	2008 1Q	2008 2Q	2008 3Q	2008 4Q	2009 1Q	2009 2Q [c]	Total Period
a) 500 - 1,000	1 Day	41%	25%	11%	21%	39%	37%	29%
	1 Week	45%	28%	25%	16%	39%	37%	31%
	4 Weeks	69%	38%	64%	10%	54%	47%	45%
	# of Transactions	5	7	5	7	6	6	36
b) 250 < 500	1 Day	26%	22%	28%	30%	27%	40%	28%
	1 Week	29%	28%	33%	23%	19%	46%	29%
	4 Weeks	29%	26%	36%	24%	7%	66%	30%
	# of Transactions	9	7	10	9	4	3	42
c) 100 < 250	1 Day	26%	28%	12%	26%	10%	27%	24%
	1 Week	25%	27%	16%	19%	9%	40%	23%
	4 Weeks	30%	34%	22%	18%	9%	35%	26%
	# of Transactions	12	12	3	15	4	4	50
d) 50 < 100	1 Day	40%	63%	48%	29%	18%	27%	34%
	1 Week	41%	53%	49%	27%	13%	23%	32%
	4 Weeks	49%	60%	46%	22%	12%	27%	31%
	# of Transactions	10	4	13	22	13	6	68
	Average - 1 Day	**32%**	**31%**	**32%**	**27%**	**23%**	**32%**	**29%**
	Average - 1 Week	**33%**	**31%**	**37%**	**22%**	**19%**	**35%**	**29%**
	Average - 4 Weeks	**40%**	**36%**	**43%**	**20%**	**20%**	**41%**	**32%**
	# of Transactions	**36**	**30**	**31**	**53**	**27**	**19**	**196**

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Premiums Paid In Selected Acquisitions - 2008-YTD by Quarter
(a) Excludes minority stake purchases, recapitalizations, self-tender offers, exchange offers and repurchases transactions.
(b) Excludes transactions with share price 1-week prior to announcement below $1.00 per share.
(c) Period from April 01 to June 15, 2009.

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Illustrative Unaffected Stock Price

Reference Period	Atlantic Price	Increase/(Decrease) from Reference Period to 7/06/09		
		Atlantic	S&P500	CRL/CVD
Price 1 Day Before (March 3)	$4.79	49%	28%	38%
Average Price 1 Month Before	$6.61	8%	12%	22%
Average Price 3 Months Before	$8.01	(11%)	5%	23%

Reference Period	Atlantic Price	Implied Atlantic Price Based on Incr./(Decr.) for:	
		S&P500	CRL/CVD
Price Day Before (March 3)	$4.79	$6.13	$6.59
Average Price 1 Month Before	$6.61	$7.41	$8.03
Average Price 3 Months Before	$8.01	$8.43	$9.87

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Illustrative Unaffected Stock Price - Based on Market and Peer
Equity Trading Performance Since Announcement
Source: Bloomberg
• Atlantic stock price before announcement, increased/(decreased) by change in market value
 (S&P500 or CRL/CVD index) from relevant reference period to July 6, 2009

EBITDA Exit Multiple	7.7x		
Discount Rate	**10.5%**	**11.5%**	**12.5%**
Atlantic Per Share Range Implied by DCF for a Change of Control (a)	$9.90	$9.56	$9.23
	20% Trading Discount to Change of Control Price		
Atlantic Implied Per Share Range	$7.92	$7.64	$7.38
	25% Trading Discount to Change of Control Price		
Atlantic Implied Per Share Range	$7.42	$7.17	$6.92

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Illustrative Unaffected Stock Price - Based on Trading Market
Discount to DCF
(a) See page 42.

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Appendix

(USD in Millions)		At Constant FX Rate			
	2008A	2009P	2010P	2011P	2012P
Revenue	$242.3	$191.8	$213.4	$232.3	$257.1
Growth			*11.3%*	*8.9%*	*10.7%*
EBITDA	46.6	31.1	37.0	44.9	52.7
Operating Income	35.9	22.5	27.7	34.6	41.6
Operating Margin	*15%*	*12%*	*13%*	*15%*	*16%*
Net Income	23.2	13.0	17.9	26.8	34.3
EPS [b]	$1.55	$0.90	$1.24	$1.85	$2.37
USD/GBP Exchange Rate [b]	1.86	1.57	1.65	1.65	1.65

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Summary of Management Projections
Source: Atlantic management
(a) Estimated assuming diluted shares outstanding of 14.4 million.
(b) For 2009, blended average of 1.45 for 5 months and 1.65 for 7 months.

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Historical Stock Price Performance

Current Stock Price (7/06/09): $7.15
1-Year Average: 15.60
3-Year Average: 16.64
5-Year Average: 14.36
52-Week High: 36.45
52-Week Low: 4.79
5-Year Average Daily Closing Price: $14.36
$40
$35
$30
$25
$20
$15
$10
$5
$0
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
mm
1.0
0.5
0.0

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Atlantic Stock Price Performance/Trading Volume over last 5 Years
Source: Bloomberg. Not volume weighted
AB offer

5-Year Stock Performance
(July 6 2004 = 100)
(July 6 2004 = 100)
800
700
600
500
400
300
200
100
0
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
CRL
Atlantic
CVD
CRL

5-Year Stock Performance
(July 6 2004 = 100)
(July 6 2004 = 100)
800
700
600
500
400
300
200
100
0
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
PPDI
ICON
PRXL
KNDL

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Stock Performance - Atlantic vs. Selected Peers - Last 5 Years
(a) Secondary selected companies include PPDI, ICON, PRXL, KNDL
Atlantic vs. Primary Peers
Atlantic vs. Secondary Peers (a)
Atlantic
CVD
CRL
KNDL
PRXL
ICON
PPDI

Stock Performance Since 09/02/08
(Sep 2 2008 = 100)
(Sep 2 2008 = 100)
6/26/09
Sep-08
Nov-08
Jan-09
Mar-09
May-09
Jul-09
Atlantic
CVD
CRL
SPX

Stock Performance Since 09/02/08
(Sep 2 2008 = 100)
(Sep 2 2008= 100)
6/26/09
Sep-08
Nov-08
Jan-09
Mar-09
May-09
Jul-09
PPDI
ICON
PRXL
KNDL

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Stock Performance - Atlantic vs. Selected Peers - Since 9/2/2008
(a) Secondary selected companies include PPDI, ICON, PRXL, KNDL
Atlantic vs. Primary Peers
Atlantic vs. Secondary Peers (a)
S&P 500
10 year low
Atlantic
CVD
CR
L
KNDL
PRXL
ICON
PPDI
6/26/09
6/26/09

Stock Performance - Atlantic vs. Selected Peers - since 1 Month before Initial Offer

Stock Performance since 1 Month
before AB Initial Offer
(Feb 4 2009 = 100)
(Feb 4 2009 = 100)
150
140
130
120
110
100
90
80
70
60
50
40
30
Feb-09
Mar-09
Apr-09
May-09
Jun-09
Jul-09
Atlantic
CVD
CRL
SPX

Stock Performance since 1 Month
before AB Initial Offer
(Feb 4 2009 = 100)
(Feb 4 2009 = 100)
150
140
130
120
110
100
90
80
70
60
50
40
30
Feb-09
Mar-09
Apr-09
May-09
Jun-09
Jul-09
PPDI
ICON
PRXL
KNDL

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Atlantic vs. Primary Peers
(a) Secondary selected companies include PPDI, ICON, PRXL, KNDL
Atlantic vs. Secondary Peers (a)
AB offer
AB offer
S&P 500
10 year low
Atlantic
CVD
CRL
KNDL
PRXL
ICON
PPDI

(Dollars in Millions, Except Per Share Data)

Assumptions

Risk-Free Rate (a)	3.8%	Marginal Tax Rate	0.0%
Market Risk Premium	7.5%	Cost of Target Debt (b)	13.0%
Equity Size Premium	0.0%		

Cost of Equity Estimate (c)	
Unlevered Beta	1.76
Company BV Debt/MV Equity	90.6%
Levered Beta	3.35
Risk-Free Rate	3.8%
Market Risk Premium	7.5%
Equity Size Premium	0.0%
Cost of Equity	**29.0%**

WACC Estimate (c)	
BV Debt/Total Market Capitalization	47.5%
MV Equity/Total Market Capitalization	52.5%
After-Tax Cost of Debt	13.0%
Cost of Equity	29.0%
Implied WACC	**21.4%**

CONFIDENTIAL

PLYMOUTH
Partners LLC

Atlantic Implied WACC and Cost of Equity Calculation
(at 5.1x 2012E Exit EBITDA and $8.50 share price)
(a) Based on 10 year U.S. treasury bond rate.
(b) Assumed blended value for existing debt (~14%), capital leases (12%), and pension liabilities.
(c) Estimated using current capital structure which includes pension liabilities.